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                                                                    EXHIBIT 99.1


                              ROBERT J. GLAIR, CPA
                   c/o Miller McNeish Breedlove & Hearn, P.A.
                   309 South Laurel Ave., Charlotte, NC 28207



August 23, 2005

Mr. Donald Hutton
Mr. James Cornell
New York Regional Rail Corp.
c/o 5266 Seneca St.
West Seneca, NY 14224


Dear Mr. Hutton and Mr. Cornell,

Due to my current and future busy workload at Miller McNeish Breedlove and Hearn PA, and family considerations, I'm resigning my position as Chief Financial Officer of New York Regional Rail Corp. and its' subsidiaries effective immediately.

My resignation is not due to any disagreements with any accounting issues undertaken by the Company, the Board of Directors, management, or staff.

I will certainly be available to answer all questions going forward and will assist, under the best of my abilities in the transition.


Sincerely,



/s/ Robert Glair
----------------
Robert Glair